SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

FEDERAL SERVICES ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	11-3747850
(State of incorporation of organization)	(IRS Employer Identification No.)

900 Third Avenue, 33rd Floor New York, New York	10022-4775
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this Form relates:	333-124638
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and two Warrants

(Title of class)

Common Stock, par value $.0001 per share

(Title of class)

Warrants, exercisable for one share of Common Stock at an exercise price of $5.00 per share

(Title of class)

Item 1.           Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Federal Services Acquisition Corporation (the “Company”).  The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-124638), filed with the Securities and Exchange Commission on May 4, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.           Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Form of Amended and Restated Certificate of Incorporation.
*3.2	By-laws.
*4.1	Specimen Unit Certificate.
*4.2	Specimen Common Stock Certificate.
*4.3	Specimen Warrant Certificate.
*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*     Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-124638, as amended from time to time.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 30, 2005	FEDERAL SERVICES ACQUISITION
CORPORATION

	By:	/s/ Joel R. Jacks
		Name:	Joel R. Jacks
		Title:	Chairman and Chief Executive Officer